UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 9, 2016

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of Principal Executive Offices)	(Zip Code)

(817) 872-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 9, 2016, Tandy Leather Factory, Inc. (the “Company”) promoted its Chief Financial Officer and Treasurer, Shannon L. Greene, to the position of Interim Chief Executive Officer.  Ms. Greene will also remain the Company’s Chief Financial Officer and Treasurer.  Effective February 9, 2016, the Company also promoted its Senior Vice President, Mark Angus, to the position of Interim President.  Mr. Angus will also remain the Company’s Senior Vice President.  Effective February 9, 2016, Jon Thompson ceased to serve as the Company’s Chief Executive Officer, President and Chief Operating Officer.

Ms. Greene’s and Mr. Angus’ full biographies and, to the extent applicable, the information required by Item 404(a) of Regulation S-K are included in the Company’s definitive proxy statement filed by the Company with the Securities and Exchange Commission on April 10, 2015 (the “2015 Proxy Statement”).  Ms. Greene’s and Mr. Angus’ current compensation is described in the 2015 Proxy Statement and the Company’s subsequent filings with the Securities and Exchange Commission.  Ms. Greene’s compensation as the Company’s Interim Chief Executive Officer will remain unchanged. Mr. Angus’ compensation as the Company’s Interim President will remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: February 9, 2016	By: /s/ Shannon L. Greene
Shannon L. Greene Interim Chief Executive Officer, Chief Financial Officer